UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2026

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

02B-03A, 23/F, Sino Plaza, 255-257 Gloucester Road

Causeway Bay, Hong Kong

(Address of principal executive offices, including zip code)

852-21141970

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FTFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2026, Future FinTech Group Inc. (the “Company”), through its wholly-owned subsidiary, Future Commercial Group Limited (the “Buyer”), entered into a Share Purchase Agreement (the “SPA”) with Zhang Shuge (the “Seller”) and the Company.

Pursuant to the SPA, the Buyer agreed to acquire from the Seller a 20% equity interest in Xi’an Changshida Information Technology Co., Ltd. (“Changshida”), a company organized under the laws of the People’s Republic of China. Changshida is committed to implementing artificial intelligence technologies in practical application scenarios across the healthcare and smart city sectors. The company has built up independent R&D capabilities in underlying technologies, including machine vision and natural language processing. It has completed the development and commercial deployment of AI technologies covering facial recognition, OCR, image recognition, video understanding, natural language processing, and knowledge graph construction. Through partnerships with medical and healthcare institutions, as well as universities, the company has incubated a full suite of proprietary AI products.

The aggregate purchase price for the acquisition is RMB 44,000,000 (approximately US$6.46 million), consisting of (i) RMB 40,000,000 payable in cash; and (ii) 493,062 shares of the Company’s common stock, par value $0.001 per share, having an agreed value of RMB 4,000,000. The cash consideration and share consideration are payable within ten (10) days following completion of the transfer of the 20% equity interest in Changshida and completion of the applicable registration and filing procedures in the PRC.

The shares to be issued as consideration will be issued in a private transaction in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

The closing of the acquisition remains subject to customary closing conditions, including completion of the transfer of the equity interest and satisfaction or waiver of the conditions set forth in the SPA.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Pursuant to the SPA, the Company agreed to issue 493,062 shares of its common stock to the Seller (or its designee) as partial consideration for the acquisition. The shares will be issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act and will constitute restricted securities.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Share Purchase Agreement by and among Zhang Shuge and Future Commercial Group Limited dated on June 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: June 15, 2026	By:	/s/ Hu Li
	Name:	Hu Li
	Title:	Chief Executive Officer

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